UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Sears Roebuck Acceptance Corp.
(Exact name of registrant as specified in charter)

Delaware (State of Organization)	51-0080535 (IRS Employer Identification No.)
3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-62847.

Securities to be Registered Pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered 7% Notes due July 15, 2042	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered

Item 1 incorporates by reference "Description of Debt Securities" on Pages 6 through 11 of the Prospectus dated June 21, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62847) and "The Notes" on Pages S-4 through S-6 of the Prospectus Supplement dated June 21, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62847).

Item 2.	Exhibits
The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Roebuck Acceptance Corp. (Registrant)

	By:	/s/ George F. Slook
George F. Slook Vice President
Date: July 8, 2002

EXHIBIT INDEX
Exhibit No.	Description
4(a)	Form of Indenture (incorporated by reference to Exhibit 4(d) to Amendment No. 1 to Registration Statement on Form S-3, Registration Statement No. 33-64215).
4(b)

Indenture dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. and The Chase Manhattan Bank N.A. (incorporated by reference to Exhibit 4(b) to Amendment No. 1 to Registration Statement No. 33-64215).

4(c)

Fixed Charge Coverage and Ownership Agreement dated as of May 15, 1995 between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(e) to SRAC's Current Report on Form 8-K dated June 8, 1995, File No. 1-4040).

4(d)

Form of Extension Agreement between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(d) to Registration Statement on Form S-3, Registration Statement No. 333-9817).

4(e)	Form of Note (incorporated by reference to Exhibit 4 to SRAC's Current Report on Form 8-K dated June 27, 2002).
99(a)

Prospectus Supplement dated June 21, 2002, and Prospectus dated June 21, 2002, with respect to the 7% Notes due July 15, 2042 (incorporated by reference to Prospectus Supplement and Prospectus filed by Sears Roebuck Acceptance Corp. pursuant to Rule 424(b)(5) on June 25, 2002).